EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the NetRatings, Inc. 1999 Employee Stock Purchase Plan of our report dated February 20, 2004, with respect to the consolidated financial statement of NetRatings, Inc., included in its annual report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP


New York, New York
December 3, 2004